Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-40374, 333-63600, 333-97013, 333-100771, 333-100772, 333-102124, 333-152377, 333-175304, 333-175690, 333-197758, and 333-215999) of Modine Manufacturing Company of our report dated May 25, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
May 25, 2017